UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 6, 2026

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
On February 6, 2026 (the “Closing Date”), CMFT CL Lending Sub AB, LLC (the “Borrower”), an indirect wholly owned subsidiary of CIM Real Estate Finance Trust, Inc. (the “Company”), entered into that certain Second Amendment to the Loan and Security Agreement (the “Second Amendment”) with each of the lenders from time to time party thereto (the “Lenders”), Ally Bank (the “Bank”), as administrative agent and arranger (the “Administrative Agent”), and U.S. Bank Trust Company, National Association, as the collateral custodian (the “Collateral Custodian”), which amended the revolving loan and security agreement by and between the Borrower, Administrative Agent, Collateral Custodian, U.S. Bank National Association, as the document custodian, and Lenders, dated as of February 10, 2023 (the “Loan and Security Agreement”), as described in the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 16, 2023, as amended on December 13, 2023. The Second Amendment, among other things, extends the scheduled revolving period end date from February 10, 2026 to February 6, 2029 and extends the termination date to be the earlier of (i) the date that is two years after the revolving period end date or (ii) the date of the declaration of the termination date or the date of the automatic occurrence of the termination date upon the occurrence and continuation of an event of default. Additionally, the Second Amendment amends the interest rate under the Loan and Security Agreement from the Secured Overnight Financing Rate ("SOFR") for the relevant interest period plus an applicable rate of 2.875% (and an additional 2.00% per annum following an event of default) to an interest rate of SOFR plus an applicable rate of 2.10% per annum (and an additional 2.00% per annum following an event of default).
In connection with the Second Amendment, the Borrower entered into an amended and restated collateral management agreement, by and between the Borrower and the Company, as collateral manager, which amended the collateral management agreement that was entered into in connection with the Loan and Security Agreement to, among other things, eliminate U.S. Bank National Association as the document custodian.
The Borrower also entered into an amended and restated fee letter by and between the Borrower and the Bank, which was amended and restated to, among other things, set forth the arrangement relating to compensation for certain services rendered by the Administrative Agent in relation to the Loan and Security Agreement.
The foregoing description of the the Second Amendment does not purport to be a complete description and is qualified in its entirety by the full text of the Second Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Second Amendment to Loan and Security Agreement, dated February 6, 2026, by and between CMFT CL Lending Sub AB, LLC, as borrower, each of the lenders from time to time party thereto, Ally Bank, as administrative agent and arranger, and U.S. Bank Trust Company, National Association, as collateral custodian.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2026	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer, Principal Accounting Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)